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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 24, 2003

Medis Technologies Ltd.
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	0-30391 (Commission File No.)	13-3669062 (IRS Employer Identification No.)

805 Third Avenue
New York, New York 10022
(Address of principal executive offices)

Registrant's telephone number: (212) 935-8484

Item 9. Regulation FD Disclosure.

        Medis Technologies Ltd. (the "Company") has announced, assuming the Company sells its fuel cell Power Pack and attendant cartridges to 1% of the approximately 1.5 billion people who currently own cell phones and other hand-held electronic devices, that the Company would generate annual gross profits of approximately $145.0 million, or earnings per share of at least $3.00 based upon presently outstanding shares.

        As previously announced, the Power Pack for a cell phone is expected to have a recommended retail price of $20, with the refueling cartridge expected to have a recommended retail price of $1.00. The Company plans delivery of these products to end users by the end of 2004.

        This report may contain forward looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward looking statements involve risk and uncertainties, including, but not limited to, the successful completion of product development, the success of product tests, commercialization risks, availability of financing and results of financing efforts. Further information regarding these and other risks is described from time to time in the Company's filings with the SEC.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2003
MEDIS TECHNOLOGIES LTD.
	By:	/s/ ROBERT K. LIFTON Name: Robert K. Lifton Title: Chief Executive Officer

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SIGNATURES